KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

April 4, 2025

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for the Funds listed in Appendix I (the Funds) and, under the date of September 27, 2024, we reported on the financial statements of the Funds as of July 31, 2024 and for the years or period listed in Appendix I. On October 24, 2024, our appointment as independent public accountant was terminated.

We have read the statements made by the Funds included under Item 8 of Form N-CSR dated April 4, 2025, and we agree with such statements, except we are not in a position to agree or disagree with the Funds’ statements in section (b) of Item 8 of Form N-CSR.

Very truly yours,

Attachment

Appendix I

Nushares ETF Trust

For the years ended July 31, 2024 and 2023:

Nuveen Enhanced Yield U.S. Aggregate Bond ETF (NUAG)

Nuveen ESG 1-5 Year U.S. Aggregate Bond ETF (NUSA)

Nuveen ESG High Yield Corporate Bond ETF (NUHY)

Nuveen ESG U.S. Aggregate Bond ETF (NUBD)

For the period March 5, 2024 (commencement of operations) through July 31, 2024:

Nuveen Core Plus Bond ETF (NCPB)

Nuveen Preferred and Income ETF (NPFI)

Nuveen Sustainable Core ETF (NSCR)

Nuveen Ultra Short Income ETF (NUSB)